Exhibit 99.2



                     CERTIFICATION PURSUANT TO
                      18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
           SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



      In connection with the Quarterly Report of Micronetics, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dennis Dow, vice President-Finance of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

           (1)  The Report fully complies with the requirements  of
Section  13(a) or Section 15(d) of the Securities Exchange  Act  of
1934; and

           (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



July 28, 2003                 /s/Dennis Dow
                              -----------------------------------
                              Name:  Dennis Dow
                              Title: Vice President-Finance
                                     (Principal Financial Officer)





      This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.